UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2014

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

1-32944	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On December 18, 2014, the Federal Energy Regulatory Commission ("FERC") issued a final order approving, subject to certain market power mitigation requirements, the combination of the competitive generation assets of PPL Energy Supply, LLC ("PPL Energy Supply") and certain affiliates of Riverstone Power Holdings LLC to form Talen Energy Corporation ("Talen Energy") as an independent, publicly owned corporation.  The FERC order required a response from PPL Corporation ("PPL") and PPL Energy Supply by January 20, 2015, which response date was later extended to January 30, 2015.  On January 27, 2015, PPL issued a press release announcing PPL and Riverstone Holdings LLC affilate RJS Power Holdings, LLC had filed the required response with FERC and describing Talen Energy's related mitigation plan.

A copy of the press release is furnished as exhibit 99.1 hereto.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1 -
Press Release dated January 27, 2015 announcing PPL's acceptance of additional mitigation measures related to the FERC's approval of the combination of the competitive generation assets of PPL Energy Supply and certain affiliates of Riverstone Holdings LLC to form Talen Energy as an independent, publicly owned corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Vice President and Controller

PPL ENERGY SUPPLY, LLC

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Controller

Dated:  January 27, 2015